




                             As filed with the Securities and Exchange Commission on July 10, 1996
                                                                                           Registration No. 33-__________

===================================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549
                                                 -----------------------

                                                         FORM S-3
                                                  REGISTRATION STATEMENT
                                                          Under
                                                The Securities Act of 1933
                                                 ------------------------

                                                USFREIGHTWAYS CORPORATION
                                  (Exact Name of Registrant as Specified in its Charter)

                   Delaware                                4213                              36-3790696
       (State or Other Jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
        Incorporation or Organization)         Classification Code Number)               Identification No.)

                                               9700 Higgins Road, Suite 570
                                                 Rosemont, Illinois 60018
                                                      (847) 696-0200
                                   (Address, Including Zip Code, and Telephone Number,
                            Including Area Code, of Registrant's Principal Executive Offices)

                                                  John Campbell Carruth
                                               9700 Higgins Road, Suite 570
                                                 Rosemont, Illinois 60018
                                                      (847) 696-0200
                                    (Name, Address, Including Zip Code, and Telephone
                                    Number, Including Area Code, of Agent for Service)

                                                         Copy to:

                                               William N. Weaver, Jr., Esq.
                                                 Sachnoff & Weaver, Ltd.
                                            30 South Wacker Drive, 29th Floor
                                                 Chicago, Illinois 60606
                                                Telephone: (312) 207-1000
                                                 ------------------------
    Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this
Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  []
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  []
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  []
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:  []
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: []

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      Proposed Maximum       Proposed Maximum        Amount of
           Title of Each Class of                Amount to be        Offering Price Per     Aggregate Offering     Registration
         Securities to be Registered              Registered              Share(1)                Price                Fee
- ------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $.01 per share       487,179 shares            $17.8125            $8,677,875.90          $2,992.37
====================================================================================================================================

(1)  Calculated in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Common
Stock on July 8, 1996.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
====================================================================================================================================


                   SUBJECT TO COMPLETION, DATED JULY 10, 1996

                                 487,179 SHARES

                           USFREIGHTWAYS CORPORATION

                                  COMMON STOCK
                           ---------------------------

         This Prospectus covers 487,179 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of USFreightways Corporation (the "Company") which may be offered and sold from time to time by the Selling Stockholders named herein. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of any of the Shares.

         The Shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through underwritten public offerings, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. See "Plan of Distribution."

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the aggregate amount paid by the purchasers less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses not borne by the Company. The Company has agreed to bear certain expenses relating to the registration of the Shares under applicable federal and state securities laws (currently estimated at $17,500) and to any offering and sale hereunder not including certain expenses such as commissions, discounts and fees of underwriters, dealers or agents attributable to the sale of the Shares.

         The Common Stock is traded on the Nasdaq National Market under the symbol "USFC." On July 8, 1996, the last sale price of the Common Stock was $17 3/4 per share.

                      ___________________________________

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                      ___________________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

               The date of this Prospectus is ___________, 1996.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Such proxy statements, reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed on July 10, 1996 by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the Commission by the Company (or by the Company's predecessor for purposes of the information reporting requirements of the Exchange Act) are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 30, 1995;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A declared effective February 12, 1992; and

         4. The description of the Company's Form of Rights Agreement contained in the Company's Registration Statement on Form 8-A filed March 18, 1994.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information incorporated herein by reference, other than the exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to Investor Relations Department, USFreightways Corporation, 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018, Telephone: (847) 696-0200.

                                  THE COMPANY

         USF operates a group of regional less than truckload ("LTL") general commodities motor carriers. The Company's regional trucking subsidiaries focus on overnight and second day delivery and provide service throughout the continental United States, Alaska, Hawaii and to certain points in Canada. The Company s logistics subsidiaries provide specialized and dedicated services in management, warehousing and distribution.

         Typically, LTL carriers transport freight along scheduled routes from multiple shippers to multiple consignees utilizing a network of terminals together with fleets of line-haul and pickup and delivery tractors and trailers. Freight is picked up from customers by local drivers and consolidated for shipment. The freight is then loaded into intercity trailers and transferred by line-haul drivers to the terminal servicing the delivery area. There, the freight is transferred to local trailers and delivered to its destination by local drivers.

         LTL operators are generally categorized as either regional, interregional or long-haul carriers, depending on the distance freight travels from pickup to final delivery. Regional carriers usually have average lengths of haul of 500 miles or less and tend to provide either overnight or second day service. Regional LTL carriers usually are able to load freight for direct transport to a destination terminal, thereby avoiding the costly and time-consuming use of breakbulk terminals (where freight is rehandled and reloaded to its ultimate destination). In contrast, long-haul LTL carriers (average lengths of haul in excess of 1,000 miles) operate networks of breakbulk and satellite terminals (hub-spoke systems) and rely heavily on interim handling of freight. Interregional carriers (500 to 1,000 miles per average haul) also rely on breakbulk terminals but to a lesser degree than long-haul carriers.

         The Company's executive offices are located at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018. The Company's telephone number is (847) 696-0200.


                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders named herein.


                              SELLING STOCKHOLDERS

         The following table sets forth for each Selling Stockholder the number of Shares beneficially owned by such Selling Stockholder prior to this offering, the maximum number of Shares to be offered and sold from time to time by such Selling Stockholder and the number of Shares beneficially owned by such Selling Stockholder after this offering. In each case, the percentage of outstanding Shares held by each Selling Stockholder prior to and after this offering represents less than one percent of the outstanding Shares.


                                           Number of Shares       Maximum Number of         Number of Shares
                                           Beneficially Owned      Shares Offered          Beneficially Owned
              Selling Stockholders         Prior to Offering                                 After Offering
- ------------------------------------------------------------------------------------------------------------------------------------
         Larry L. Pittman                162,393                162,393                            0

         W.E. Dodd                       162,393                162,393                            0

         Val Dodd                        162,393                162,393                            0


         Mr. Pittman served as a director and as President of Interamerican Mangement Corporation ("IMC"), Interamerican Public Distribution Corporation ("IPDC"), Tricor Warehousing, Inc. ("TWI") and Netspace West, Inc. ("NWI") prior to the acquisition of the stock of IMC, IPDC, TWI and NWI by the Company (the "Acquisition") pursuant to a Stock Purchase Agreement dated July 2, 1996 by and between the Company and the Selling Stockholders (the "Stock Purchase Agreement"). Mr. W.E. Dodd served as director and Executive Vice President of IMC, IPDC, TWI and NWI prior to the Acquisition. Mr. Val Dodd served as director and Senior Vice

President of IMC, IPDC, TWI and NWI prior to the Acquisition. All of the Shares offered hereby were issued subject to certain provisions of the Stock Purchase Agreement.

                              PLAN OF DISTRIBUTION

         The Company will not receive any proceeds from the sale of the Shares. Each of the Selling Stockholders may sell his Shares directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

         The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the aggregate amounts paid by purchasers of the Shares pursuant to the offering less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Stockholders and any dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Stockholders may effect transactions by selling the Shares directly or through broker-dealers acting either as principal or as agent, and such broker-dealers may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the Selling Stockholders.

         To the extent required, the specific number of Shares to be sold, the names of the Selling Stockholders, purchase price, public offering price, the names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

         Under the Stock Purchase Agreement, the Company has agreed to bear certain expenses relating to the registration of the Shares under applicable federal and state securities laws (currently estimated to be $17,500) and to any offering and sale hereunder not including certain expenses such as commissions, discounts and fees of underwriters, dealers or agents attributable to the sale of the Shares.


                                    EXPERTS

         The financial statements of the Company as of December 30, 1995 and December 31, 1994, and for the years ended December 30, 1995, December 31, 1994 and January 1, 1994 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Sachnoff & Weaver, Ltd., Chicago, Illinois.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses in connection with the distribution of the securities being registered:

                 SEC registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  2,992
                 Nasdaq National Market Listing fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,744
                 Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,500
                 Attorneys' fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,500
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 800
                          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,536
                                                                                                               ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Six of the Registrant's Certificate of Incorporation ("Article Six") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Six eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Six does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3) for transactions from which a director derives improper personal benefit; or (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Six protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Six have no effect on claims arising under the federal securities laws.

         With certain limitations, Section 13.1 of Article Thirteen of the Registrant's By-laws ("Section 13.1") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Section 13.1 is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (1) the majority of disinterested directors, (2) a written opinion of a reputable disinterested legal counsel selected by the Board, or (3) the stockholders. Indemnification rights under
Section 13.1 are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Section 13.1 are severable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

         Under Section 145 of the Delaware General Corporation Law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

ITEM 16.  EXHIBITS

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                 Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) or the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 9th day of July, 1996.



                                             USFREIGHTWAYS CORPORATION



                                 By: /s/John Campbell Carruth
                                     ------------------------------------------
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints John Campbell Carruth, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his or her capacity as a director or officer of USFreightways Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                  Title                                  Date
                     ---------                                  -----                                  ----

                                                                                                   July 9, 1996
              /s/ John Campbell Carruth
             --------------------------
             John Campbell Carruth               President, Chief  Executive Officer
                                                 and  Director  (Principal Executive
                                                 Officer)

                                                                                                   July  9, 1996
             /s/ Christopher L. Ellis
             -----------------------
             Christopher L. Ellis                Senior Vice President,  Finance and
                                                 Chief Financial  Officer (Principal
                                                 Financial Officer)

                                                                                                   July  9, 1996
             /s/ Robert S. Owen
             -----------------------
             Robert S. Owen                      Vice   President   and   Controller
                                                 (Principal Accounting Officer)


                                                                                                   July 9, 1996
              /s/ Morley Koffman
             ----------------------
             Morley Koffman                      Chairman of the Board and Director



                                                                                                   July 9, 1996
             /s/ Robert V. Delaney
             ----------------------
             Robert V. Delaney                   Director





                  Signature                              Title                                    Date
                  ---------                              -----                                    ----


             /s/ Robert P. Neuschel
             -----------------------
             Robert P. Neuschel                        Director                                    July 9, 1996

             /s/ John W. Puth
             ----------------------
             John W. Puth                              Director                                    July 9, 1996


              /s/ Neil A. Springer
             ---------------------
             Neil A. Springer                          Director                                    July 9, 1996


             /s/ William N. Weaver
             ---------------------
             William N. Weaver                         Director                                    July 9, 1996





                                EXHIBIT INDEX








                Exhibit Number                  Description of Exhibit                                          Sequential Page
                                                                                                                    Number


                     4.1                Specimen Common Stock Certificate . . . . . . . . . . . . . . .                *

                      5                 Opinion of Sachnoff & Weaver, Ltd . . . . . . . . . . .  . . .

                    23.1                Consent of KPMG Peat Marwick LLP . . . . . . . . . . . . . . .

                    23.2                Consent of Sachnoff & Weaver, Ltd. (included in Exhibit 5) . .















- -------------------------------------



* Incorporated herein by reference to the Registration Statement on Form S-1 (33-44384) as filed with the SEC on
December 6, 1991.
